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                                                                     Exhibit (q)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Richard F. Aster, Jr. and Gregg B. Keeling and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission, any amendment to the registration statement of Meridian Fund, Inc. (the "Fund"), to file any request for exemptive relief from state and federal regulations, to file the prescribed notices in the various states regarding the sale of shares of the Fund, to perform on behalf of the Fund any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any such state, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 28th day of October, 2004.





                            /s/Richard F. Aster, Jr.
                            -------------------------
                              Richard F. Aster, Jr.


/s/Ralph Cechettini                                  /s/Michael Erickson
-------------------------                            --------------------------
Ralph Cechettini                                     Michael Erickson

/s/James B. Glavin                                   /s/Herbert C. Kay
-------------------------                            --------------------------
James B. Glavin                                      Herbert C. Kay

/s/Michael Stolper                                   /s/Gregg B. Keeling
-------------------------                            --------------------------
Michael Stolper                                      Gregg B. Keeling